EXHIBIT 99.1

FIRESTONE FINANCIAL CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [              ], 2015

The undersigned shareholder of Firestone Financial Corp., a Massachusetts corporation (the “Company”), hereby appoints David S. Cohen or Scott A. Cooper, each of them acting singly, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of capital stock of the Company standing of record  on [               ], 2015 in the name of the undersigned and entitled to vote at the special meeting of shareholders (the “Meeting”) to be held on [               ], 2015, and at all adjournments thereof. The undersigned authorizes and instructs such proxies to vote on the item listed below and, in their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors of the Company recommends a vote “FOR” Proposals 1 and 2.

Please mark your votes as indicated in this example   ☒

PROPOSAL 1:    Approval of the Agreement and Plan of Merger. Proposal to approve the Agreement and Plan of Merger, dated May 21, 2015 (the “Merger Agreement”), by and among the Company, Berkshire Hills Bancorp, Inc., Berkshire Bank, Jacob Acquisition LLC and David S. Cohen, solely in his capacity as the Representative, pursuant to which the Company will merge with and into Jacob Acquisition LLC, with Jacob Acquisition LLC surviving the merger, and the consummation of the merger and the other transactions contemplated thereby.

Check One Box:	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: Adjournment. The proposal to authorize the proxyholders to consider and vote for the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting to approve the Merger Agreement.

Check One Box:	☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy revokes all prior proxies with respect to the Meeting. Unless otherwise specified, this Proxy will be voted (a) “FOR” the approval of the Merger Agreement and the transactions contemplated thereby, including the merger, (b) “FOR” the authority to consider and vote for the adjournment of the Meeting, and (c) in the discretion of the persons hereby named as proxies on all other matters which may properly come before the Meeting or any adjournments thereof.

THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Print name as on share certificate

Date: , 2015
Print Name (if an entity or trust):
Title (if an entity or trust):

Date: , 2015
Signature (if held jointly)

Please sign exactly as name appears on the share certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such after signature. If signer is a partnership, please sign in partnership name by authorized person.